Exhibit 10.19

Entrusted Loan Facility Agreement

Borrower: Jiangsu Zhongneng Polysilicon Technology

Development Co., Ltd.

Lender: Bank of Jiangsu, Xuanwu Branch

Bank of Jiangsu, Xuanwu Branch

Entrusted Loan Agreement

The Lender accepts the entrustment of Taicang Harbour Golden Concord Electric-Power Generation Co., Ltd. (the “Principal”), and enters into this agreement (the “Agreement”) with the Borrower upon mutual agreement through consultation.

Article 1 The Lender will extend an entrusted loan (the “Entrusted Loan”) to the Borrower:

1.	Amount: RMB 100 Million

2.	Use of the loan: Project Construction

3.	Term: From November 22, 2007 to November 21. 2008. all together 12 months

4.	Where there is discrepancies between this Agreement and the loan certificate with regards to the amount, start date and maturity date of the loan, the record in the loan certificate shall prevail. The loan certificate is an integral part of this Agreement.

Article 2 The Borrower shall open a basic account at the Lender’s bank for the use, repayment and settlement of the loan under this Agreement. If the Lender calls back the loan or calls back the loan in advance as prescribed in this Agreement, the relevant amount can be deducted from this account directly.

Article 3 The Borrower shall make use of the Entrusted Loan in the way prescribed herein, and shall not use it for other purposes.

Article 4 The Borrower shall repay the loan in a timely manner in accordance with the term of the loan prescribed herein.

Article 5 there is no security provided in connection with this loan.

Article 6 During the term of this Agreement, the Borrower shall accept the inspection of the Lender with regards to the use of this loan.

Article 7 During the term of this Agreement, the Borrower shall give a written notice to the Lender sixty (60) days in advance upon the occurrence of: a major investment, stock reform, contracting, lease, joint operation, merger, division, transfer of equity or application for dissolution, etc.

Article 8 During the term of this Agreement, the Lender can rescind this Agreement in advance as requested by the Principal for reasons of Borrower mis-operations or mismanagement, the damage or loss of the security asset, or the illegal operation of the Borrower. The Lender can deduct the amount of the loan from the account of the Borrower directly and call back the loan in advance without prior notice to the Borrower.

Article 9 After this Agreement comes into effect, any modification or termination of the Agreement shall only be effective upon the written consent of the Principal and through mutual consultation and written agreement between the Parties, except as otherwise stipulated in the Agreement.

Article 10 Advanced repayment or application for extension before the maturity date by the Borrower shall only be effective upon the written consent of the Principal, or the Lender has the right to refuse to proceed.

Article 11 Disputes arising from the performance of this Agreement can be resolved through consultation of the Parties. When consultation fails, the parties shall submit the claim to the People’s Court where the Lender is situated.

Article 12 Miscellaneous

1.	The annual interest of the loan shall be 7.8% and collected quarterly.

2.	The Borrower will pay the interest to the Lender before the 20th day of the last month in each quarter. The interest shall be collected by the Lender.

3.	A commission shall be paid to the Lender by the Borrower in one installment on the day the loan is provided, and the amount of which shall be 1% of the amount of the Entrusted Loan.

Article 13 This Agreement shall come into effect upon the signing or sealing of the Parties.

Article 14 This Agreement is executed in three copies, one for the Borrower, one for the Lender and one for the Principal, with equal validity.

Article 15 Note

The Lender has reminded the Borrower to give complete and accurate interpretation of the provisions in this Agreement and has made relevant explanation of the provisions as requested by the Borrower. The Parties now has the same understanding of this Agreement.

Lender: Bank of Jiangsu, Xuanwu Branch

(seal)

Representative or authorized agent: Wu Aping

Borrower: Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd.

(seal)

Representative or authorized agent: Xu Jin

Dated: November 22, 2007

Place: Xuzhou

Acknowledgement of the Principal: the above mentioned Entrusted Loan Agreement has been received. No objection to all the provisions.

Principal: Taicang Harbour Golden Concord Electric-Power Generation Co., Ltd. (seal)

Representative or authorized agent: Zhu Gongshan

Date: November 22, 2007